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                                                                   Exhibit 99(a)

  I hereby consent to the use of my name in this Registration Statement on Form S-4 of Duke Power Company and any amendment thereto, as the same appears therein under the captions "Summary of Joint Proxy Statement-Prospectus--The Merger" and "The Merger--Management and Operations after the Merger" with respect to my becoming a director of Duke Power Company.

                                                  /s/ Dennis R. Hendrix
                                          -------------------------------------
                                                    Dennis R. Hendrix

March 13, 1997